EXHIBIT 5.1

TULSA

Henry G. Will
Joseph J. McCain, Jr.
Lynnwood R. Moore, Jr.
Robert A. Curry
Steven W. McGrath
D. Richard Funk
Randolph L. Jones, Jr.
J. Ronald Petrikin
Larry B. Lipe
James E. Green, Jr.
Martin R. Wing
John W. Ingraham
Andrew R. Turner
Gentra Abbey Sorem
R. Kevin Redwine
Tony W. Haynie
Bruce W. Freeman
David R. Cordell
C. Raymond Patton, Jr.
Paul E. Braden
Robert J. Melgaard
P. Scott Hathaway
Lawrence A. Hall
Timothy T. Trump
Mark E. Dreyer
Teresa Meinders Burkett
Nancy E. Vaughn

Mark D. Berman
Katherine G. Coyle
Beverly K. Smith
Melodie Freeman-Burney
R. Richard Love, III
Robert D. James
Stephen R. Ward
Jeffrey R. Schoborg
Anne B. Sublett
J. Ryan Sacra
Jason S. Taylor
Katy Day Inhofe
Julia Forrester-Sellers
Melinda L. Kirk
Debra R. Stockton
P. Bradley Bendure
Kathryn J. Kindell
Alissa A. Hurley
Jed W. Isbell
Paige N. Shelton
Jason B. Coutant
Allison McGrath Gardner
Elizabeth G. Zeiders
William G. von Glahn
Bob F. McCoy

CONNER &WINTERS
ATTORNEYS & COUNSELORS AT LAW

Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172-0148
918-586-5711
Fax 918-586-8982
www.cwlaw.com
Writer's Direct Number
918-586-8523
Writer's Fax Number
918-586-8623

Writer's E-mail Address
rpatton@cwlaw.com

Lynn P. Mattson
James R. Ryan
Russell H. Harbaugh, Jr.
David O. Cordell

OKLAHOMA CITY

Irwin H. Steinhorn
John W. Funk
Jared D. Giddens
Robin F. Fields
Kiran A. Phansalkar
Victor F. Albert
Mitchell D. Blackburn
Mark H. Bennett
Bryan J. Wells
Laura McCasland Holbrook
J. Dillon Curran
C. Brad Williams
Justin L. Pybas
Peter B. Bradford

NORTHWEST ARKANSAS

John R. Elrod*
Greg S. Scharlau
Terri Dill Chadick
Vicki Bronson

Todd P. Lewis
P. Joshua Wisley
Kerri E. Kobbeman**
Charles E. Scharlau*

WASHINGTON, D.C.

G. Daniel Miller*
Donn C. Meindertsma*
Henry Rose*
Erica L. Summers*

HOUSTON, TEXAS

Gregory D. Renberg

JACKSON, WYOMING

Randolph L. Jones, Jr.

SANTA FE, NEW MEXICO

Douglas M. Rather
Benjamin C. Conner
1879-1963
John M. Winters, Jr.
1901-1989

*Not Admitted in Oklahoma
**Not Admitted in Arkansas

August 6, 2007

Chatsworth Data Solutions, Inc.
20710 Lassen Street
Chatsworth, California 91311

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Chatsworth Data Solutions, Inc., a Nevada corporation (the “Company”), in connection with Amendment No. 2 to the Registration Statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the resale of an aggregate of 31,521,430 shares of the Company’s common stock, par value $.00001 per share, as follows: (a) 30,418,430 shares of the Company’s common stock (the “Shares”); and (b) 1,103,000 shares issuable upon the exercise of outstanding warrants (the “Warrant Shares”). The Shares and, upon issuance, the Warrant Shares may be sold from time to time by certain stockholders of the Company (the “Selling Stockholders”).

In rendering the following opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In this connection, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. For purposes of our opinion, we have assumed payment to the Company by the Selling Stockholders of the full amount of the exercise price due from them upon exercise of the warrants.

Based on the foregoing, and upon our examination of such questions of law and statutes as we have deemed necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that (a) the Shares and the Warrant Shares have been duly authorized; (b) the Shares have been validly issued and are fully paid and nonassessable; and (c) the Warrant Shares, when issued and paid for in accordance with the terms of the respective warrants, will be validly issued, fully paid and nonassessable.

August 6, 2007

Our opinion expressed above is limited to the corporation laws of the State of Nevada and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to our firm in the Registration Statement and the related prospectus. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

Conner & Winters, LLP

/s/ Conner & Winters, LLP